Exhibit 10.4

TWENTIETH AMENDMENT TO BRIDGE LOAN AGREEMENT AND CONSENT

This TWENTIETH AMENDMENT TO BRIDGE LOAN AGREEMENT AND CONSENT (this “Agreement”), dated as of September 30, 2025 (the “Effective Date”), is entered into among (a) VENUS CONCEPT USA INC., a Delaware corporation (the “Borrower”), (b) VENUS CONCEPT INC., a Delaware corporation (“Venus Concept”), (c) VENUS CONCEPT CANADA CORP., a corporation incorporated under the laws of the Province of Ontario (“Venus Canada”), (d) VENUS CONCEPT LTD., a company formed under the Companies Law of Israel (“Venus Israel” and, together with Venus Concept and Venus Canada, the “Guarantors”; the Borrower and the Guarantors shall be referred to herein, collectively, as the “Loan Parties”), (e) MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership, and MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP, a Cayman Islands limited partnership, as Lenders (the “Lenders”, and each, a “Lender”) and (f) MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership, as Administrative Agent (the “Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Loan Agreement (as defined below).

RECITALS

WHEREAS, the Loan Parties, the Lenders and the Agent entered into that certain Loan and Security Agreement, dated as of April 23, 2024 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders agreed to make a term loan to the Borrower in the original principal amount of $2,237,906.85 and one or more delayed draw term loans of up to an additional principal amount of $21,000,000.00, in each case, subject to the terms and conditions of the Loan Agreement;

WHEREAS, the Borrower has requested relief from the obligation to comply with the requirements of Section 5.15 of the Loan Agreement (“Liquidity”) in respect of the Borrower’s minimum liquidity amounts (“Requested Minimum Liquidity Consent”);

WHEREAS, the Borrower has requested that the Loan Agreement be amended to provide for certain modifications thereto; and

WHEREAS, the Lenders are willing to consent to the Requested Minimum Liquidity Consent and amend the Loan Agreement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.           Amendments to Loan Agreement.

(a)          The Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text), in each case, as set forth in a conformed copy of the Loan Agreement attached as Annex A hereto.

(b)          Schedule 2.01 of the Loan Agreement is hereby amended and restated in its entirety in the form of Schedule 2.01 attached hereto.

2.           Requested Minimum Liquidity Consent. The Lenders, as of the date hereof, hereby approve the Requested Minimum Liquidity Consent and agree that until October 31, 2025, the failure of any of the Loan Parties to comply with the obligations of Section 5.15 of the Loan Agreement shall not constitute an Event of Default under the Loan Agreement. The above consent shall not otherwise modify or affect the Borrower’s and the other Loan Parties’ obligations to comply fully with the terms of the Loan Agreement or any other Loan Document in the future and is limited solely to the matters set forth in this Section 2. Nothing contained in this Agreement shall be deemed to constitute a waiver of any duty, term, condition or covenant contained in the Loan Agreement or any other Loan Document in the future, or any other rights or remedies any Lender may have under the Loan Agreement or any other Loan Documents or under applicable law

3.           Conditions Precedent. This Agreement shall be effective upon the date on which the Lenders shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors, and the Lenders.

4.           Reaffirmation. Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Loan Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Term Loan. Furthermore, the Loan Parties acknowledge and confirm that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Loan Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

5.           Representations and Warranties. Each Loan Party represents and warrants to the Lenders as follows:
(a)          As of the Effective Date, no Event of Default has occurred and is continuing.

(b)        The representations and warranties of the Borrower and each other Loan Party contained in Article IV of the Loan Agreement (as amended by this Agreement), or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to material adverse effect) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to material adverse effect) as of such earlier date.

(c)        Each Loan Party has the full power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder, under the Loan Agreement and under each of the other Loan Documents. The execution, delivery and performance by each Loan Party of this Agreement, and the performance by each Loan Party of the Loan Agreement and each other Loan Document to which it is a party, in each case, are within such person’s powers and have been authorized by all necessary corporate action of such person.

(d)        This Agreement has been duly executed and delivered by such person and constitutes such person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such person of this Agreement.

(f)        The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) materially violate, contravene or conflict with any laws applicable to it or its subsidiaries.

(g)          The Loan Parties’ obligations are not reduced or modified by this Agreement and are not subject to any offsets, defenses or counterclaims.

6.           Release. As a material part of the consideration for the Lenders entering into this Agreement (this Section 6, the “Release Provision”):

(a)       Each Loan Party agrees that the Lenders, each of their respective affiliates and each of the foregoing persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Loan Agreement or the other Loan Documents on or prior to the date hereof.

(b)         Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i)          it has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same. Before execution of this Agreement, each Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)         no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.
(iii)       each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv)        each Loan Party is the sole owner of its respective claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c)         The Loan Parties understand that the Release Provision was a material consideration in the agreement of the Lenders to enter into this Agreement. The Release Provision shall be in addition to any right, privileges and immunities granted to the Lenders under the Loan Documents.

7.           Miscellaneous.

(a)          The Loan Agreement, as modified hereby, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document under the Loan Agreement.

(b)          This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(c)          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
VENUS CONCEPT USA INC.,
as Borrower

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	President and Assistant Secretary

VENUS CONCEPT INC.,
as a Guarantor

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	Chief Executive Officer

VENUS CONCEPT CANADA CORP.,
as a Guarantor

By:	/s/ Michael Mandarello
Name:	Michael Mandarello
Title:	President and General Manager

VENUS CONCEPT LTD,
as a Guarantor

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	Chief Executive Officer

Twentieth Amendment to Bridge Loan Agreement

MADRYN HEALTH PARTNERS, LP, as a Lender
By:	MADRYN HEALTH ADVISORS, LP,
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Avinash Amin
Name:	Avinash Amin
Title:	Member

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP, as a Lender

By:	MADRYN HEALTH ADVISORS, LP,
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Avinash Amin
Name:	Avinash Amin
Title:	Member

MADRYN HEALTH PARTNERS, LP, as Administrative Agent

By:	MADRYN HEALTH ADVISORS, LP,
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Avinash Amin
Name:	Avinash Amin
Title:	Member

Twentieth Amendment to Bridge Loan Agreement

ANNEX A
Attached.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into as of April 23, 2024 (the “Effective Date”), among VENUS CONCEPT USA INC., a Delaware corporation (the “Borrower”), VENUS CONCEPT INC., a Delaware corporation (“Venus Concept”), VENUS CONCEPT CANADA CORP., a corporation incorporated under the laws of the Province of Ontario (“Venus Canada”), VENUS CONCEPT LTD, a company formed under the Companies Law of Israel (“Venus Israel”, and together with Venus Concept, Venus Canada and any other domestic Subsidiary of the Borrower or of Venus Concept that becomes party hereto as a guarantor pursuant to Section 5.07, the “Guarantors,” and the Guarantors together with the Borrower, the “Loan Parties”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”) and MADRYN HEALTH PARTNERS, LP, as Administrative Agent.

PRELIMINARY STATEMENTS

The Borrower has requested, and the Lenders have agreed to make, a term loan to the Borrower on the Effective Date in the original principal amount of $2,237,906.85 and one or more delayed draw term loans of up to an additional principal amount of $21,000,000.0026,000,000.00, in each case, subject to the terms and conditions of this Agreement.

The Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Madryn Health Partners, LP, in its capacity as Administrative Agent under this Agreement, and shall include any successor to the Administrative Agent appointed pursuant to Section 9.08.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Loan and Security Agreement, as amended, restated, extended, modified or supplemented from time to time in accordance with the terms hereof.

“Attorney Costs” means all reasonable, documented fees, out-of-pocket expenses and disbursements of a single external counsel for the Administrative Agent.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of Delaware, and for purposes of Section 10.02 and Section 10.04 only as such provisions relate to Venus Canada or Venus Israel, Canada or Israel, respectively.

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan that contains a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act  (Canada).

“Canadian Loan Party” means Venus Canada and each Foreign Subsidiary that is organized under the laws of Canada or any territory or province thereof.

“Canadian Pension Plan” means a pension plan or plan that is subject to applicable  pension benefits legislation in any jurisdiction of Canada and that is organized and administered to  provide pensions, pension benefits or retirement benefits for employees and former employees of any  Loan Party or any Subsidiary thereof.

“Change of Control” means the occurrence of any of the following events:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the Equity Interests of Venus Concept entitled to vote for members of the board of directors (or equivalent governing body) of Venus Concept on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)        Venus Concept shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of the Equity Interests of (i) the Borrower, (ii) Venus Canada, (iii) Venus Israel or (iv) any other Loan Party; or
(c)          any “Change of Control” (or any comparable or equivalent term) occurs under any document or agreement evidencing any Indebtedness of any Loan Party or any Subsidiary having an aggregate principal amount in excess of $1,000,000.

“Collateral” has the meaning specified in Section 8.01.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

For purposes of this Agreement, in no event shall any Lender or the Administrative Agent constitute an Affiliate of any Loan Party.

“Copyright License” means any written agreement, naming any Loan Party as licensor,  granting any right under any Copyright.

“Copyrights” means (a) all registered United States copyrights in all Works, and all  Canadian copyrights, now existing or hereafter created or acquired, all registrations and recordings  thereof, and all applications in connection therewith, including, without limitation, registrations,  recordings and applications in the United States Copyright Office and the Canadian Intellectual Property  Office, and (b) all renewals thereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to the interest rate otherwise applicable to the Term Loan plus 3.00% per annum to the fullest extent permitted by applicable Laws.

“Delayed Draw Availability Period” means the period following the Effective Date through and including the date which is two (2) Business Days prior to the Maturity Date.

“Delayed Draw Commitment” means $21,000,000.0026,000,000.00.

“Delayed Draw Funding Date” has the meaning set forth in Section 2.01(b).

“Delayed Draw Term Loan” has the meaning set forth in Section 2.01(b).

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Effective Date” has the meaning specified in the introductory paragraph to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same  may be amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under  common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue  Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to  Section 412 of the Internal Revenue Code).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests other than the issuance of any Equity Interests constituting incentive units in accordance with the terms of such Loan Party’s or such Subsidiaries’ organizational documents.

“Event of Default” has the meaning specified in Section 7.01.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Effective Date, (a) any leasehold interest of such Loan Party in real property, (b) solely with respect to any U.S. Loan Party or any Canadian Loan Party, any personal property (including, without limitation, motor vehicles owned by any U.S. Loan Party) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or the PPSA or (ii) effected by appropriate evidence of the Lien being filed in the United States Copyright Office, the United States Patent and Trademark Office or the Canadian Intellectual Property Office, unless requested by the Administrative Agent, (c) any permit, lease, license, contract or other agreement if the grant of a security interest in such permit, lease, license, contract or other agreement in the manner contemplated by this Agreement, under the terms hereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in the foregoing clause (c) on the security interests granted hereunder shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code, the PPSA or any other applicable Law, in each case, that has the effect of permitting the grant of a security interest and preventing any termination, acceleration or alteration of such Loan Party’s rights, titles and interests thereunder as a result of such grant of a security interest and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, permit, lease, license, contract or other agreement, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license, contract or other agreement shall be automatically and simultaneously granted hereunder and such permit, lease, license, contract or other agreement shall be included as Collateral, and (d) any real or personal property as to which the Administrative Agent and the Borrower agree in writing that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom.

"Foreign Loan Party” means any Loan Party that is not a U.S. Loan Party.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantors” has the meaning specified in the introductory paragraph to this Agreement.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following: (a) all obligations of such Person for borrowed money, all obligations evidenced by bonds, debentures, notes or other similar instruments, all capital leases, and all securities issued by such Person providing for mandatory payments of money, in each case whether or not contingent; (b) all obligations of such Person to pay the deferred purchase price of property or services which would be shown on the balance sheet of such Person as a liability in accordance with GAAP; (c) all obligations (whether contingent or non-contingent) of such Person to reimburse any Person in respect of amounts paid under a letter of credit or similar instrument; (d) all monetary obligations of such Person under a so-called synthetic, off-balance sheet or tax retention lease or an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), (e) to the extent not otherwise included within the definition of “Indebtedness” of a specified Person, all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and (f) to the extent not otherwise included within the definition of “Indebtedness” of a specified Person, all guarantees by such Person of or with respect to the Indebtedness of another Person. Notwithstanding anything to the contrary set forth in this Agreement, Indebtedness does not include trade payables incurred in the ordinary course of business.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Initial Term Loan” has the meaning set forth in Section 2.01(a).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means, collectively, this Agreement and any other document, agreement or instrument which has been or will be executed by a Loan Party or for the benefit of the Administrative Agent or the Lenders in connection with this Agreement and the transactions described herein, all as may be amended, restated, extended, modified or supplemented from time to time. For the avoidance of doubt, the organizational documents of the Borrower shall not constitute Loan Documents.

“Loan Party” has the meaning specified in the introductory paragraph to this Agreement.

“Main Street Priority Loan” means that certain Loan and Security Agreement (Main Street Priority Loan), dated as of December 8, 2020 between Borrower and City National Bank of Florida (as amended, restated, supplemented, waived or otherwise modified from time to time).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of one or more of the Loan Parties; (b) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means ~~September 30~~October 31, 2025.

“Maximum Rate” has the meaning specified in Section 10.09.

“Multiemployer Plan” means any employee benefit plan of the type described in  Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make  contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors  (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as  such a plan is described in Section 4064 of ERISA.

“Obligations” means all advances to, and debts, liabilities, fees, obligations, covenants and duties of, each Loan Party arising under any Loan Document to which it is a party whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against such Loan Party of any proceeding under any Debtor Relief Laws naming such Loan Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Patent License” means any agreement, whether written or oral, providing for the grant  by or to a Loan Party of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country, and all  patents and industrial designs of Canada, and all reissues and extensions thereof, and (b) all applications  for letters patent of the United States or any other country, and all applications for patents and industrial  designs of Canada, and all divisions, continuations and continuations-in-part thereof.

“Pension Plan” means any employee pension benefit plan (including a Multiple  Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any  ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards  under Section 412 of the Internal Revenue Code.
“Permitted Encumbrances” means: (a) Liens imposed by law for taxes that are not yet due; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment Liens in respect of judgments that do not constitute an Event of Default; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower; (g) all Liens, adverse claims and other encumbrances existing as of the Effective Date which are in favor of Lenders or of which Lenders have been advised in writing; and (h) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower, or (ii) secure any Indebtedness.

“Permitted Investments” means (a) Investments held by the Loan Parties and their Subsidiaries in the form of cash or cash equivalents, (b) (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment and (ii) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, (c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, and (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA  (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any  such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its  employees.

“Pledged Equity” means, with respect to each Loan Party, 100% of the issued and  outstanding Equity Interests of each Subsidiary that is directly owned by such Loan Party, including  without limitation those set forth on Schedule 4.11 attached hereto, together with the certificates (or  other agreements or instruments), if any, representing such shares, and all options and other rights,  contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)         all Equity Interests representing a dividend thereon, or representing a distribution  or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or  other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or  otherwise in respect thereof; and

(2)         in the event of any consolidation or merger involving the issuer thereof and in  which such issuer is not the surviving Person, and in the event of any amalgamation involving the issuer  thereof, all shares of each class of the Equity Interests of the successor Person formed by or resulting  from such consolidation, amalgamation or merger, to the extent that such successor Person is a direct  Subsidiary of an Loan Party.

“PPSA” means the Personal Property Security Act (Ontario); provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted pursuant to the Loan Documents is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Related Persons” means the Administrative Agent, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Required Lenders” means, as of any date of determination, Lenders holding at least 75% of the outstanding balance of the Term Loan.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property or assets) with respect to any Equity Interests of any Loan Party or any Subsidiary, but excluding any intercompany dividends or distributions made to either the Borrower or Venus Concept from one or more of the other Loan Parties, (b) any purchase, redemption, retirement or acquisition by any Loan Party or any Subsidiary for value of any Equity Interests of any Loan Party or any Subsidiary or any distribution of any kind in cash or other property or assets in respect thereof, (c) any payment (whether in cash, securities or other property or assets), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of any Loan Party or any Subsidiary or on account of any return of capital to the equityholders, partners or members (or the equivalent Person thereof) of any Loan Party or any Subsidiary, and (d) any management fees, board fees, director or manager fees or similar fees, but, for the avoidance of doubt, excluding fees paid to officers, directors and employees of the Loan Parties.

“Sanctions” means any sanction administered or enforced by the United States  Government (including, without limitation, OFAC), the Canadian Government, the United Nations  Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

“Same Day Funds” means with respect to disbursements and payments, immediately available funds.

“Secured Parties” means, collectively, the Administrative Agent and the Lenders.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Venus Concept.

“Term Loan” means the Initial Term Loan, together with the funded amount of all Delayed Draw Term Loans, if any.

“Trademark License” means any agreement, written or oral, providing for the grant by  or to a Loan Party of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company  names, business names, fictitious business names, trade styles, service marks, logos and other source or  business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or  acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in  the United States Patent and Trademark Office, the Canadian Intellectual Property Office, or in any  similar office or agency of the United States, Canada, any state, province or territory thereof or any other  country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“U.S. Loan Party” means Venus Concept, the Borrower and each Guarantor that is a Domestic Subsidiary.

“Venus Canada” has the meaning specified in the introductory paragraph to this Agreement.

“Venus Concept” has the meaning specified in the introductory paragraph to this Agreement.

“Venus Israel” has the meaning specified in the introductory paragraph to this Agreement.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of  the United States Code.

SECTION 1.02. Other Definitions. The following terms used herein shall have the meaning given to them in the Uniform Commercial Code (and, if defined in more than one Article of the Uniform Commercial Code, shall have the meaning given in Article IX thereof): account, adverse claim,  certificated security, chattel paper, commercial tort claims, control (other than the use of such term in the definition of “Affiliate” herein), deposit account, document, equipment, electronic chattel paper, financial asset, fixtures, general intangibles, goods, health-care-insurance receivable, instrument, inventory, investment company security, investment property, letter of credit right, payment intangible, proceeds, promissory note, securities, securities intermediary, supporting obligations, tangible chattel paper and uncertificated securities.

SECTION 1.03. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b)(i) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” (ii) the terms “hereof”, “hereby”, “hereto,” “hereunder,” and similar terms mean this Agreement, the term “heretofore” means before, and the term “hereafter” means after, the effective date hereof, (iii) the term “including” means “including, without limitation” and (iv) the word “or” is not exclusive and (c) section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.04. Accounting Terms.All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP.

SECTION 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

Term Loans

SECTION 2.01.   Term Loans.
(a)         Initial Term Loan. Subject to the terms and conditions of this Agreement, on the Effective Date each Lender severally will make available to the Borrower a term loan in the amount set forth for such Lender on Schedule 2.01 (the “Initial Term Loan”), such term loans to be in an aggregate amount equal to $2,237,906.85. The Initial Term Loan shall mature on the Maturity Date.

(b)         Delayed Draw Term Loans. Subject to the terms and conditions of this Agreement, each Lender may from time to time, but only during the Delayed Draw Availability Period, severally make one or more additional term loans to the Borrower (the “Delayed Draw Term Loans” and each, a “Delayed Draw Term Loan”), in the amount equal to such Lender’s pro rata share (in proportion with their respective Delayed Draw Commitments as set forth on Schedule 2.01) of the requested borrowing amount set forth in the notice of borrowing delivered pursuant to Section 3.02(a). Each request by the Borrower for Delayed Draw Term Loans shall be in a minimum aggregated amount for all Lenders of $250,000 (or, if less than $250,000, the entire undrawn Delayed Draw Commitment then outstanding at the time of such borrowing). The aggregate principal amount of such Delayed Draw Term Loans shall not exceed the Delayed Draw Commitment. Such Delayed Draw Term Loans shall mature on the Maturity Date and shall bear interest on the unpaid balance thereof from the applicable Delayed Draw Funding Date until the Maturity Date. The borrowing of a Delayed Draw Term Loan shall be subject to (i) the written consent of the Required Lenders and the satisfaction or waiver of each of the other conditions precedent set forth in Section 3.02 and (ii) each Lender shall have received an irrevocable written request from the Borrower, which written request shall specify (x) the proposed Business Day on which such requested Delayed Draw Term Loan is to be funded (the “Delayed Draw Funding Date”), (y) the aggregate principal amount of the Delayed Draw Term Loan to be borrowed and (z) the remaining availability, immediately following the applicable Delayed Draw Funding Date, for borrowings of Delayed Draw Term Loans.

SECTION 2.02.   Prepayments and Repayments.

(a)          Repayment. The Borrower shall repay to the Lenders on the Maturity Date (or, if earlier, on the date on which Obligations become due and payable pursuant to the terms of this Agreement) the aggregate principal amount of the Term Loan outstanding on such date, together will all accrued and unpaid interest and fees thereon and all other Obligations (without limiting the Borrower’s obligation to timely make all payments required under the terms of this Agreement). Amounts of the Term Loan repaid may not be reborrowed.

(b)         Optional Prepayment. The Borrower may, upon notice to the Lenders, at any time or from time to time voluntarily prepay the Term Loan in whole or in part, without premium or penalty. Optional prepayments shall be accompanied by all accrued and unpaid interest and fees thereon. Amounts of the Term Loan prepaid may not be reborrowed.

(c)          Application of Prepayments and Repayments. Unless otherwise expressly provided herein, any prepayments or repayments made hereunder shall be applied as follows: first, to any accrued and unpaid interest or fees, second to the outstanding principal balance of the Term Loan and third, to any other Obligations then outstanding. Any prepayments or repayments hereunder shall made to the Lenders pro rata.

SECTION 2.03. Payments Generally.

(a)         All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to Lenders by wire transfer to such Lender as designated by a Lender in a written notice to the Borrower in Same Day Funds not later than 2:00 pm on the date specified therein. Any payment received by a Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          Except as otherwise expressly provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

SECTION 2.04. Interest.

(a)          The Term Loan shall accrue and bear interest, on the outstanding daily balance thereof, at a rate of 12.0% per annum. Interest on the Term Loan shall be due and payable in arrears on the Maturity Date.

(b)         The Borrower shall pay interest on past due amounts of principal or interest hereunder at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)        Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)         All computations of interest in respect of the Term Loan shall be made on the basis of a 360 day year and actual days elapsed. Interest shall accrue on the Term Loan for the day on and from the Effective Date, and shall not accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid.

ARTICLE III

Conditions Precedent

SECTION 3.01. Conditions Precedent for the Initial Term Loan. The obligation of the Lenders to make the Initial Term Loan on the Effective Date is subject to the satisfaction of the following conditions precedent:

(a)         The Lenders’ receipt of (i) executed counterparts of this Agreement and (ii) such resolutions or other actions, incumbency certificates and/or other certificates and documentation of each Loan Party as the Lenders may reasonably require;

(b)        The Lenders’ receipt of proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Lenders may deem necessary or desirable in order to perfect the Liens created hereunder, covering the Collateral; and

(c)       All reasonable, documented fees and expenses (including Attorney Costs) required to be paid hereunder and actually incurred in connection with the preparation and negotiation of the Loan Documents, and, with respect to expenses, invoiced on or before the Effective Date shall have been paid in full in cash;

The execution of this Agreement by the Loan Parties shall be deemed to be a representation and warranty that the conditions specified in Article III have been satisfied on and as of Effective Date.

SECTION 3.02.   Conditions Precedent for Delayed Draw Term Loans. The obligation of the Lenders to make any Delayed Draw Term Loan is subject to the satisfaction of the following conditions precedent:

(a)         receipt by the Administrative Agent (for distribution to the Lenders) of executed counterparts of a borrowing request (which may be by electronic means) with respect to such Delayed Draw Term Loan in compliance with Section 2.01(b), in form and substance reasonably satisfactory to the Required Lenders, at least one (1) Business Day prior to the requested funding date;

(b)         immediately after such funding of the Delayed Draw Term Loan and after application of the proceeds thereof, the aggregate outstanding principal amount of the Delayed Draw Term Loans will not exceed the Delayed Draw Commitment;

(c)          the representations and warranties of the Loan Parties contained in Article IV shall be true and correct in all respects;

(d)         no Default or Event of Default shall exist or, immediately after such funding of the Delayed Draw Term Loan and after application of the proceeds thereof, would result under the Loan Documents;

(e)          the proceeds of the Delayed Draw Term Loan will be used solely for the purposes set forth in Section 5.01; and

(f)          the Required Lenders shall have received approval from each of their respective investment committees for the funding of such Delayed Draw Term Loan, such approval to be deemed received upon the funding of such Delayed Draw Term Loan.

ARTICLE IV

Representations and Warranties

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

SECTION 4.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all corporate or other organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party will not (a) contravene the terms of the such Loan Party’s organizational documents, (b) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Loan Party under (i) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any applicable Law, except with respect to any breach, contravention or violation (but not creation of Liens) referred to in this clause (c), to the extent that such breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.03. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document to which it is a party, except for (a) filings necessary to perfect the Liens on the Collateral granted by such Loan Party in favor of the Secured Parties and (b) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect.

SECTION 4.04. Binding Effect. Each Loan Party has duly executed and delivered this Agreement and each other Loan Document to which it is a party and each such Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan  Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 4.05. Margin Regulations; Investment Company Act. Neither any Loan Party nor any Subsidiary is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Term Loan will be used for any purpose that violates Regulation U. No Loan Party is an “investment company” under the Investment Company Act of 1940.

SECTION 4.06. Ownership,   Title, Perfection and Priority. Each Loan Party has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens other than Liens permitted by Section 6.01. Upon the filing of an appropriate financing statement against such Loan Party with the Secretary of State of Delaware (or, with respect to any Foreign Loan Party, other equivalent action under applicable Law), the security interest granted pursuant to this Agreement shall, subject to Liens permitted by Section 6.01, constitute a valid and continuing perfected security interest in favor of the Administrative Agent in all of the Collateral to the extent the security interest in such Collateral may be perfected by filing a financing statement under the Uniform Commercial Code (or, with respect to any Foreign Loan Party, other equivalent action under applicable Law).

SECTION 4.07. Litigation. There are no material actions, suits, investigations or proceedings pending or, to the knowledge of Borrower, threatened in writing against or affecting any Loan Party before any Governmental Authority. To the Borrower’s knowledge, neither any Loan Party nor any Subsidiary is in violation of or in default under any applicable Law, order, decree, writ or injunction.

SECTION 4.08. Material Adverse Effect. Since December 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect

SECTION 4.09. No Default. Neither any Loan Party nor any Subsidiary is in default under or with respect to, or a party to, any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 4.10. Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent

SECTION 4.11. Subsidiaries. Set forth on Schedule 4.11 is a complete and accurate list of each Subsidiary of Venus Concept, together with (a) jurisdiction of organization, (b) number of shares of each class of Equity Interests outstanding, (c) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary, and (d) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non-assessable.

SECTION 4.12. Insurance. The properties of the Loan Parties and their respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or Subsidiary operates. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

SECTION 4.13. Taxes. Each Loan Party and its respective Subsidiaries have timely filed all federal, state and other material tax returns and reports required to be filed, and have timely paid all federal, state and other material taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.

SECTION 4.14. Equipment and Inventory. With respect to any equipment and/or inventory of a Loan Party, each such Loan Party has exclusive possession and control of such  equipment and inventory of such Loan Party except for (i) equipment leased by such Loan Party as a  lessee or (ii) equipment or inventory in transit with common carriers. No inventory of an obligor is  held by a Person other than an obligor pursuant to consignment, sale or return, sale on approval or  similar arrangement

SECTION 4.15. Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not  subject to the preemptive rights of any Person.

SECTION 4.16. No Other Equity Interests, Instruments, Etc. (i) No Loan Party owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the  Administrative Agent hereunder except as set forth on Schedule 4.11 hereto, and (ii) no Loan Party  holds any instruments, documents or tangible chattel paper required to be pledged and delivered to the  Administrative Agent pursuant to this Agreement. All such certificated securities, instruments,  documents and tangible chattel paper have been delivered to the Administrative Agent.

SECTION 4.17. Partnership and Limited Liability Company Interests. Except as  previously disclosed to the Administrative Agent, none of the Collateral consisting of an interest in a  partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a  securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the  UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a  security or a financial asset.

SECTION 4.18.  Contracts; Agreements; Licenses. The Loan Parties have no material  contracts, agreements or licenses which are non-assignable by their terms, or as a matter of law, or  which prevent the granting of a security interest therein.

SECTION 4.19.  Consents; Etc. There are no restrictions in any of the organizational documents of any Loan Party governing any Pledged Equity or any other document related thereto  which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii)  the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the  Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC and  PPSA financing statements, (ii) the filing of appropriate notices with the United States Patent and  Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, (iii)  obtaining control to perfect the Liens created by this Agreement (to the extent required under this  Agreement), (iv) such actions as may be required by Laws affecting the offering and sale of securities,  (v) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged  Equity of foreign Subsidiaries and (vi) consents, authorizations, filings or other actions which have  been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any  arbitrator or Governmental Authority and no consent of any other Person (including, without  limitation, any stockholder, member or creditor of such Loan Party), is required for (A) the grant by  such Loan Party of the security interest in the Collateral granted hereby or for the execution, delivery  or performance of this Agreement by such Loan Party, (B) the perfection of such security interest (to  the extent such security interest can be perfected by filing under the UCC or the PPSA, the granting of  control (to the extent required under this Agreement) or by filing an appropriate notice with the United  States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual  Property Office) or (C) the exercise by the Administrative Agent or the holders of the Obligations of  the rights and remedies provided for in this Agreement.

SECTION 4.20. No Loan Party has any commercial tort claims seeking damages in excess of $500,000.

SECTION 4.21.  Copyrights, Patents and Trademarks.

(a)          To the best of each Loan Party’s knowledge, each Copyright, Patent and Trademark of such Loan Party, in each case which is (a) material to the operations, business, property or  condition (financial or otherwise) of the Loan Parties or their licensee(s) or (b) the loss of which could  reasonably be expected to have a Material Adverse Effect, is valid, subsisting, unexpired, enforceable  and has not been abandoned.

(b)          To the best of each Loan Party’s knowledge, no holding, decision or judgment  has been rendered by any Governmental Authority that would limit, cancel or question the validity of any  Copyright, Patent or Trademark of any Loan Party.

(c)         No action or proceeding is pending seeking to limit, cancel or question the  validity of any Copyright, Patent or Trademark of any Loan Party, or that, if adversely determined, could  reasonably be expected to have a material adverse effect on the value of any Copyright, Patent or  Trademark of any Loan Party.

(d)          All applications pertaining to the Copyrights, Patents and Trademarks of each  Loan Party have been duly and properly filed, and all registrations or letters pertaining to such  Copyrights, Patents and Trademarks have been duly and properly filed and issued.

(e)          No Loan Party has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of any Loan Party hereunder.
ARTICLE V

Affirmative Covenants

So long as any amount of the Term Loan or other Obligation hereunder shall remain outstanding, unpaid or unsatisfied, the Loan Parties shall, and shall cause each Subsidiary to:

SECTION 5.01. Use of Proceeds. Use the proceeds of the Term Loan to pay the transaction costs and expenses in respect of this Agreement and the transactions thereunder and for general corporate purposes only.

SECTION 5.02. Information. Deliver to the Lenders, (a) promptly, upon becoming aware thereof, notice of any Default or Event of Default, (b) promptly, upon becoming aware thereof, notice of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, and (c) such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request. and (d) concurrently with delivery to the board of directors  of any Loan Party (or any committee of such board of directors), copies of all materials (which, for the  avoidance of doubt, shall include any minutes of meetings or similar records) furnished to the board of  directors of such Loan Party (or any committee of such board of directors); provided, that, it is  understood and agreed that such Loan Party may (x) withhold any information if access to such  information may be (in the good faith determination of the board of directors of such Loan Party)  subject to the attorney-client privilege between such Loan Party and its counsel, (y) withhold any  information if the disclosure thereof is prohibited by any applicable law and (z) withhold any  information to the extent which the Administrative Agent or the Loan Documents are the subject  thereof.

~~SECTION 5.03. Maintenance of Collateral Perfection. At any~~ time ~~upon request by  the A~~dminis~~trative Agent or the Required Lenders, promptly execute and deliver any and all further  instruments, documents and agreements and take all such other actions as the A~~dminis~~trative Agent or  the Required Lenders may deem necessary or desirable to create and/or maintain in favor of the  A~~dmini~~strative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly  perfected and enforceable in accordance with the requirements of, or the obligations of the Loan  Parties under, this Agreement and all applicable Laws.~~

SECTION 5.03. Maintenance of Collateral Perfection.

(a)          At any time upon request by the Administrative Agent or the Required Lenders, promptly execute and deliver any and all further instruments, assignments, documents and agreements  (including affidavits, notices, reaffirmations and amendments and restatements of existing documents,  as the Administrative Agent may reasonably request) and take all such other actions as the  Administrative Agent or the Required Lenders may deem necessary or desirable (i) to assure to the  Administrative Agent its security interests hereunder, including such instruments as the Administrative  Agent may from time to time reasonably request in order to perfect and maintain the security interests  granted hereunder in accordance with the UCC and the PPSA, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and  interests hereunder.

(b)          Furthermore, each Loan Party also hereby irrevocably makes, constitutes and  appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent  may designate, as such Loan Party’s attorney in fact with full power and for the limited purpose to sign  in the name of such Loan Party any financing statements, or amendments and supplements to financing  statements, renewal financing statements, notices or any similar documents which in the  Administrative Agent's reasonable discretion would be necessary or appropriate in order to perfect and  maintain perfection of the security interests granted hereunder, such power, being coupled with an  interest, being and remaining irrevocable until such time as the Obligations arising under the Loan  Documents have been paid in full. Each Loan Party hereby agrees that a carbon, photographic or other  reproduction of this Agreement or any such financing statement is sufficient for filing as a financing  statement by the Administrative Agent without notice thereof to such Loan Party wherever the  Administrative Agent may in its sole discretion desire to file the same.

(c)          Each Loan Party shall, and shall cause each Subsidiary to, if any Collateral is at  any time in the possession or control of a warehouseman, bailee or any agent or processor of such Loan  Party and the Administrative Agent so requests, (i) notify such Person in writing of the Administrative  Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the  Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use  reasonable best efforts to obtain a written acknowledgment from such Person that it is holding such  Collateral for the benefit of the Administrative Agent.

(d)         Each Loan Party shall promptly notify the Administrative Agent of any and all  Commercial Tort Claims by or in favor of such Loan Party seeking damages in excess of $500,000 and  (ii) execute and deliver such statements, documents and notices and do and cause to be done all such  things as may be required by the Administrative Agent, or required by Law to create, preserve, perfect  and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by  or in favor of any Loan Party.

(e)          In the event for any reason the law of any jurisdiction other than New York (or  the Province of Ontario with respect to the Collateral of Venus Canada or the Equity Interests of Venus  Canada) becomes or is applicable to the Collateral of any Loan Party or any part thereof, or to any of  the Obligations, such Loan Party agrees to execute and deliver all such instruments and to do all such  other things as the Administrative Agent in its reasonable discretion deems necessary, appropriate or  convenient to preserve, protect and enforce the security interests of the Administrative Agent under the  law of such other jurisdiction (and, if a Loan Party shall fail to do so promptly upon the written request  of the Administrative Agent, then the Administrative Agent may execute any and all such requested  documents on behalf of such Loan Party pursuant to the power of attorney granted hereinabove).

SECTION 5.04. Payment of Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent any such tax, assessment, charge or levy is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP.

SECTION 5.05. Preservation of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of its jurisdiction of organization and (b) take all commercially reasonable action to maintain all corporate rights and privileges (including its good standing) except, in the case of this clause (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Additional Subsidiaries.Cause each wholly-owned Subsidiary formed or acquired after the Effective Date to execute and deliver to the Administrative Agent promptly, and in any event within 10 days after the formation or acquisition of such Subsidiary, (a) a joinder agreement in form and substance satisfactory to the Administrative Agent pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor and (b) such other agreements, instruments, approvals or other documents as the Administrative Agent may reasonably request, unless the Administrative Agent waives such requirements for a Subsidiary that contributes a de minimis amount to the Loan Parties’ consolidated gross revenue; provided, that, until ~~September 30~~October 31, 2025, the Loan Parties shall not be required to execute and deliver the items referenced in clauses (a)  and (b) of this Section 5.07 in respect of Meta Robotics LLC, except as may be reasonably requested by the Administrative Agent.

SECTION 5.08. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

SECTION 5.10. Pledged Assets.

(a)          Equity Interests. Cause one hundred percent (100%) of the issued and outstanding Equity Interests of each Subsidiary directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders; provided, that, it is understood and agreed that, unless requested by the Administrative Agent in its sole discretion, no action by any Loan Party shall be required under the laws of any jurisdiction other than the United States (or any state thereof or the District of Columbia) and Canada (or any province or territory thereof) with respect to such Loan Party’s pledge of its Equity Interests in any Foreign Subsidiary. Each Loan Party shall, and  shall cause each Subsidiary to, deliver to the Administrative Agent promptly upon the receipt there of by or on behalf of a Loan Party, all certificates and instruments constituting Pledged Equity. Prior to  delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in  trust by such Loan Party for the benefit of the Administrative Agent pursuant hereto. All such  certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or  shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in  a form reasonably acceptable to the Administrative Agent. No Loan Party shall, without executing and  delivering, or causing to be executed and delivered, to the Administrative Agent such agreements,  documents and instruments as the Administrative Agent may reasonably require, issue or acquire any  Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt  in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it  is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a  securities account or (v) constitutes a security or a financial asset.

(b)          Other Property. Cause all property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents required to perfect the Liens of the Administrative Agent, for the benefit of the Secured Parties, granted under the Loan Documents as the Required Lenders shall reasonably request and, in connection with the foregoing, deliver to the Administrative Agent (for further distribution to the Lenders) such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, organizational documents and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

SECTION 5.11. ~~SECTION 5.11~~ Books and Records.

(a)          Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)         Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

SECTION 5.12. ERISA and Canadian Pension Plans.

(a)          Do, and cause each of its ERISA Affiliates to do, each of the following: (i) maintain  each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal  Revenue Code and other federal or state law, (ii) cause each Plan that is qualified under Section 401(a) of  the Internal Revenue Code to maintain such qualification, and (iii) make all required contributions to any  Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

(b)         Do each of the following: (i) maintain each Canadian Pension Plan in compliance in all  material respects with the applicable provisions of applicable Law, (ii) cause each Canadian Pension Plan  that has received a confirmation of registration from the Canada Revenue Agency to maintain such  registration, (iii) make all required contributions to any Canadian Pension Plan and (iv) not, maintain, contribute to, or have any liability or contingent liability with respect to, a Canadian Defined Benefit  Pension Plan.

SECTION 5.13. Intellectual Property.

(a)         Not do any act or omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or omit to do any act, whereby any material Copyright may  become injected into the public domain; (B) notify the Administrative Agent immediately if it knows that  any material Copyright may become injected into the public domain or of any materially adverse  determination or development (including, without limitation, the institution of, or any such determination  or development in, any court or tribunal in the United States, Canada or any other country) regarding a  Loan Party’s ownership of any such Copyright or its validity; (C) take all commercially reasonable steps  as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to  obtain the relevant registration) of each material Copyright owned by a Loan Party and to maintain each  registration of each material Copyright owned by a Loan Party including, without limitation, filing of  applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any  material infringement of any material Copyright of a Loan Party of which it becomes aware and take  such commercially reasonable actions as it shall reasonably deem appropriate under the circumstances to  protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking  injunctive relief and seeking to recover any and all damages for such infringement.

(b)         Not make any assignment or agreement in conflict with the security interest in  the Copyrights of each Loan Party hereunder (except as permitted by the Credit Agreement).

(c)         (A) Continue to use each material Trademark that is necessary in the conduct of  any Loan Party’s business on each and every trademark class of goods applicable to its current line as  reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full  force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products  and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of  registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable  imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the holders of the  Obligations, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E)  not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any  such Trademark may become invalidated.

(d)          Not do any act, or omit to do any act, whereby any material Patent may become  abandoned or dedicated.

(e)          Notify the Administrative Agent immediately if it knows that any application or  registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any  materially adverse determination or development (including, without limitation, the institution of, or any  such determination or development in, any proceeding in the United States Patent and Trademark Office  or any court or tribunal in any country) regarding such Loan Party’s ownership of any Patent or  Trademark or its right to register the same or to keep and maintain the same.

(f)          Take all commercially reasonable steps, including, without limitation, in any  proceeding before the United States Patent and Trademark Office, the Canadian Intellectual Property  Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each  registration of each material Patent and Trademark, including, without limitation, filing of applications  for renewal, affidavits of use and affidavits of incontestability, in each case as is necessary in the conduct  of any Loan Party’s business.

(g)        Promptly notify the Administrative Agent after it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and  promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate  and to recover any and all damages for such infringement, misappropriation or dilution, or to take such  other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or  Trademark.

(h)        Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Loan Party hereunder (except as permitted by the Credit Agreement).Notwithstanding the foregoing, the Loan Parties may, in their reasonable business judgment, fail to  maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their  businesses.

SECTION 5.14. Anti-Corruption Laws. Conduct its business in compliance with the  United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act  (Canada), the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions  and maintain policies and procedures designed to promote and achieve compliance with such laws.

SECTION 5.15. Liquidity. At all times until the Obligations are paid in full, the Borrower shall maintain a minimum average daily deposit ledger balance in all Related Accounts (as  defined below) in an amount equal to or greater than $3,000,000 as of the end of each month (the  “Minimum Liquidity Requirement”), to be tested on a monthly basis. The Minimum Liquidity  Requirement may be satisfied by reference to the aggregate funds on deposit at any given time in all  accounts of the Borrower and the Guarantors maintained with any bank or financial institution that are  subject to a deposit account control agreement (or similar agreement) in favor of the Holders  (collectively, the “Related Accounts”).

SECTION 5.16. Further Assurances. Promptly upon request by the Administrative  Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that  may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation  thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and  re-register any and all such further acts, deeds, certificates, assurances and other instruments as the  Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from  time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the  fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’  properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the  Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the  Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey,  grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the  rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan  Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do  so.

ARTICLE VI

Negative Covenants

So long as any amount of the Term Loan or other Obligation hereunder shall remain outstanding, unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to:

SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) Liens created under the Loan Documents or (b) Permitted Encumbrances.

SECTION 6.02. Indebtedness.Create, incur, assume or suffer to exist any Indebtedness, except (a) Indebtedness of the Loan Parties under the Loan Documents and (b) Indebtedness existing on the ~~date hereof~~Effective Date of which the Lenders have been informed in writing.

SECTION 6.03. Restricted Payments. Make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so.

SECTION 6.04. Fundamental Changes. (a) Merge, dissolve, liquidate, amalgamate or consolidate with or into any other Person or (b) dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets.

SECTION 6.05. Transfer of Assets. Without the prior written consent of the Lenders, transfer, sell, assign, license, lease, convey or otherwise dispose of any assets or property of any Loan Party or any Subsidiary to any Person other than (w) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business and consistent with past practice, (x) the sale, lease, license, transfer or other disposition in the ordinary course of business and consistent with past practice of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party or any Subsidiary, (y) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business and consistent with past practice and not interfering with the business of the Loan Parties and their Subsidiaries and (z) dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and consistent with past practice and not as part of a financing transaction.

SECTION 6.06. Investments. Make or hold any Investments, other than Permitted Investments.

SECTION 6.07. Changes in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

SECTION 6.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party or any Subsidiary, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that, the foregoing restriction shall not apply to transactions between Venus Concept and any of its wholly-owned Subsidiaries or between any wholly-owned Subsidiaries, in each case entered into in the ordinary course of business and consistent with past practice.

SECTION 6.09. Burdensome Agreements. Enter into or permit to exist any contractual obligation (other than (x) this Agreement or any other Loan Document and (y) any agreement governing the Main Street Priority Loan) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party, (ii) of any Subsidiary to guarantee the Indebtedness of a Loan Party or (iii) of any Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

SECTION 6.10. Organizational Documents; etc.

(a)          Amend, modify or change its organizational documents in a manner materially adverse to the Administrative Agent or any Lender.

(b)          Change its fiscal year.

(g)          (i)  Change its name, ~~jurisdiction of organization or form of organization.~~  as it  appears in official filings in the jurisdiction of its organization, (ii) change its chief executive office or  sole place of business, (ii) change the type of entity that it is, (iii) change its organization identification  number issued by its jurisdiction  of organization or its federal employer identification number, or (iv)  change its jurisdiction of  organization, in each case, unless it shall have provided the Administrative  Agent at least ten (10) days’ prior written notice thereof (or such shorter period as may be agreed to by  the Administrative Agent in its reasonable discretion) and taken any action reasonably requested by  the Administrative Agent or otherwise required in connection therewith to continue the perfection  following such change of any Liens in favor of the Administrative Agent in any Collateral.

(c)          Unless no less than three (3) Business Days’ advance notice thereof is provided to the Administrative Agent, consummate any Equity Issuance; provided, that, if such Loan Party becomes aware of a proposed Equity Issuance later than three (3) Business Days prior to the date thereof, then notice may be provided on the date such Loan Party becomes aware thereof.

SECTION 6.11 Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

SECTION 6.12 Prepayment of Subordinated Indebtedness. Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary that is subordinated to the Obligations; provided, that, such payments with respect to subordinated indebtedness may made if permitted by an intercreditor agreement signed by the Administrative Agent.

SECTION 6.13 Sanctions. Directly or indirectly, use any Term Loan or the proceeds  of any Term Loan, or lend, contribute or otherwise make available such Term Loan or the proceeds of  any Term Loan to any Person, to fund any activities of or business with any Person, that, at the time of  such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any  Person (including any Person participating in the transaction, whether as Lender, Administrative  Agent, or otherwise) of Sanctions.

ARTICLE VII

Events of Default and Remedies

SECTION 7.01. Events of Default. Each of the events referred to in this Section 7.01 shall constitute an “Event of Default”:

(a)          Non-Payment. Any Loan Party fails to pay, when and as required to be paid herein, any amount of principal or interest in respect of the Term Loan or any fees, expenses or other amounts required to be paid pursuant to this Agreement; or

(b)          Specific Covenants. Any Loan Party fails to perform or observe any term, covenant, or agreement contained in any of Section 5.02(a) or 5.05(a) or Article VI;

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 7.01(a) or 7.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for ten (10) days after the earlier of (i) a Loan Party becoming aware of such circumstances and (ii) receipt by a Loan Party of written notice thereof from any Lender or the Administrative Agent; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document to which it is a party, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e)          Cross-Default. (A) Any Loan Party or any Subsidiary fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder and, for the avoidance of doubt, including the Main Street Priority Loan), (B) any Loan Party or any Subsidiary fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or (C) Venus Concept fails to comply with Section 4.14 (Shareholder Approval) of that certain Exchange Agreement, dated as of June 30, 2025, by and among Venus Concept, Venus USA and the Lenders, as amended, restated or otherwise modified from time to time; or

(f)          Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or such Loan Party or Subsidiary applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Loan Party or Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any Loan Party or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)          Judgments. There is entered against any Loan Party or any Subsidiary (i) one or more final, non-appealable judgments or orders for the payment of money from a court of competent jurisdiction in an aggregate amount exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgments or orders and has not denied or failed to acknowledge coverage thereof) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(h)         Change of Control. A Change of Control shall occur; or

(i)          Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations), or purports in writing to revoke or rescind any Loan Document; or

(j)          Collateral. Any Lien purported to be created hereunder shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required hereunder, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents.

(h)         Delisting. The shares of common stock of Venus Concept are delisted from the  Nasdaq Capital Market because of failure to comply with continued listing standards thereof or due to  a voluntary delisting which results in such shares not being listed on any other nationally recognized  stock exchange in the United States.

SECTION 7.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Required Lenders may declare the unpaid principal amount of the Term Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party; and, at the request of the Required Lenders, the Administrative Agent shall (subject to the limitations on the Administrative Agent’s duties set forth in Articles VIII and IX) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Loan Party under the Debtor Relief Laws of the United States, the unpaid principal amount of the Term Loan and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

SECTION 7.03. Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Term Loan has automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied in the following order:

(a)          First, to payment of that portion of the Obligations constituting reasonable fees, indemnities, expenses and other amounts (other than principal and interest, but including reasonable, documented Attorney Costs payable under Section 10.04) payable to the Administrative Agent in its capacity as such;

(b)          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04), ratably among them in proportion to the amounts described in this clause Second payable to them;

(c)          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loan, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(d)          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loan ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

(e)          Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Lenders on such date; and

(f)          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE VIII

Grant of Security and Administrative Agent

SECTION 8.01. Grant; Collateral Description. ~~Each~~To secure the prompt payment  and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or  otherwise, of the Obligations, each Loan Party hereby grants to the Administrative Agent, ~~on behalf of  itself and the Lenders, to secure the payment and performance in full of all of the~~for the benefit of the holders of the Obligations, a continuing  security interest in, and ~~pledges and assigns to~~ the ~~A~~dmini~~strative Agent, on behalf of  itself and the Lenders, the following properties, assets and rights~~a right to set off against, any and all right, title and interest of such Loan Party, ~~wherever located~~ in and to all of the following, whether now owned or hereafterexisting or owned, acquired, or arising, ~~and all  proceeds and products thereof (all of the same being hereinafter called~~ hereafter (collectively, the “Collateral”): all personal property and fixtures of every kind and nature including all goods (including inventory, equipment and any accessions thereto), all equipment, all inventory, all software and computer programs, all instruments (including promissory notes), all documents (including, if applicable, electronic documents), all accounts (including health-care-insurance receivables, but excluding employee retention tax credit receivables), all chattel paper (whether tangible or electronic), all deposit accounts, all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), all commercial tort claims, all books and records, all securities, all investment property, all supporting obligations, all contract rights, all rights to the payment of money, all insurance claims, all general intangibles (including all payment intangibles), all ~~Equity Interests in its Subsidiaries~~Pledged  Equity, all Copyrights, all Copyright Licenses, all money, all Patents, all Patent Licenses, all  Trademarks, all Trademark Licenses, and products and proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under  this Agreement shall not extend to any general intangible, permit, lease, license, contract or other  instrument of a Loan Party to the extent the grant of a security interest in such general intangible,  permit, lease, license, contract or other instrument in the manner contemplated by this Agreement,  under the terms thereof or under applicable Law, is prohibited and would result in the termination  thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loa  Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or  both); provided that (a) any such limitation described in the foregoing clause (ii) on the security  interests granted hereunder shall only apply to the extent that any such prohibition could not be  rendered ineffective pursuant to the UCC, the PPSA or any other applicable Law (including Debtor  Relief Laws) or principles of equity and (b) in the event of the termination or elimination of any such  prohibition or the requirement for any consent contained in any applicable Law, general intangible,  permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to  become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any  requirement for such consent, a security interest in such general intangible, permit, lease, license,  contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be  included as Collateral hereunder.

The Loan Parties and the Administrative Agent, on behalf of the holders of the Obligations,  hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes  continuing collateral security for all of the Obligations, whether now existing or hereafter arising and  (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent  Licenses, Trademarks or Trademark Licenses

SECTION 8.02. Perfection of Collateral. Each Loan Party hereby authorizes the Administrative Agent on such Loan Party’s behalf to, and upon the Administrative Agent’s reasonable request from time to time, such Loan Party will, execute (if signature is required) and deliver, and file and record in the proper filing and recording places, all such instruments, including Uniform Commercial Code and PPSA financing statements covering all assets of such Loan Party, and take all such other action, as the Administrative Agent reasonably deems necessary or appropriate for perfecting or protecting or otherwise confirming the security interest in the Collateral granted hereunder.

~~SECTION 8.03. Right to Realize upon Collateral. Except to the extent prohibited by  applicable law that cannot be waived, this Section 8.03 shall govern the A~~dmini~~strative Agent’s rights  to realize upon the Collateral. The provisions of this Section 8.03 are in addition to any rights and  remedies available at law or in equity.~~

SECTION 8.03. Advances. On failure of any Loan Party to perform any of the  covenants and agreements contained herein or in any other Loan Document, the Administrative Agent  may, at its sole option and in its sole discretion, perform the same and in so doing may expend such  sums as the Administrative Agent may reasonably deem advisable in the performance thereof,  including, without limitation, the payment of any insurance premiums, the payment of any taxes, a  payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any  adverse claim and all other expenditures which the Administrative Agent may make for the protection  of the security hereof or which may be compelled to make by operation of Law. All such sums and  amounts so expended shall be repayable by the Loan Parties on a joint and several basis promptly upon  timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear  interest from the date said amounts are expended at the Default Rate. No such performance of any  covenant or agreement by the Administrative Agent on behalf of any Loan Party, and no such advance  or expenditure therefor, shall relieve the Loan Parties of any Default or Event of Default. The  Administrative Agent may make any payment hereby authorized in accordance with any bill, statement  or estimate procured from the appropriate public office or holder of the claim to be discharged without  inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment,  sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good  faith by a Loan Party in appropriate proceedings and against which adequate reserves are being  maintained in accordance with GAAP.

SECTION 8.04. Remedies.

(a)         General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies  provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by Law  (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in  the UCC or the PPSA of the jurisdiction applicable to the affected Collateral), the rights and remedies  of a secured party under the UCC or the PPSA (regardless of whether the UCC or the PPSA is the law  of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC or the  PPSA applies to the affected Collateral), and further, the Administrative Agent may, with or without  judicial process or the aid and assistance of others, (i) enter on any premises on which any of the  Collateral may be located and, without resistance or interference by the Loan Parties, take possession  of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Loan Parties to  assemble and make available to the Administrative Agent at the expense of the Loan Parties any  Collateral at any place and time designated by the Administrative Agent which is reasonably  convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of  effecting sale or other disposition thereof, and/or (v) without demand and without advertisement,  notice, hearing or process of law, all of which each of the Loan Parties hereby waives to the fullest  extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or  for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a  restricted group of purchasers who will be obligated to agree, among other things, to acquire such  securities for their own account, for investment and not with a view to the distribution or resale  thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative  Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each Loan Party acknowledges that any such private sale may be at prices and on terms less favorable  to the seller than the prices and other terms which might have been obtained at a public sale and,  notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a  commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative  Agent shall have no obligation to delay sale of any such securities for the period of time necessary to  permit the issuer of such securities to register such securities for public sale under the Securities Act of  1933 or other applicable securities Laws. Neither the Administrative Agent’s compliance with  applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to  adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot  be legally waived hereunder, each Loan Party agrees that any requirement of reasonable notice shall be  met if such notice, specifying the place of any public sale or the time after which any private sale is to  be made, is personally served on or mailed, postage prepaid, to the applicable Loan Party in accordance  with the notice provisions of this Agreement at least 10 days before the time of sale or other event  giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or  private sale from time to time by announcement at the time and place fixed therefor, and such sale may,  without further notice, be made at the time and place to which it was so adjourned. Each Loan Party  further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly  advertised on a bona fide basis in a newspaper or other publication of general circulation in the  financial community of New York, New York (to the extent that such offer may be advertised without  prior registration under the Securities Act of 1933), or (ii) made privately in the manner described  above shall be deemed to involve a “public sale” under the UCC or the PPSA, notwithstanding that  such sale may not constitute a “public offering” under the Securities Act of 1933 or other applicable  securities Laws, and the Administrative Agent may, in such event, bid for the purchase of such  securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the  Collateral regardless of notice having been given. To the extent permitted by applicable Law, any  holder of Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law,  each of the Loan Parties hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the  postponement of the sale  of all or any portion of the  Collateral by announcement at the time and place  of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the  time and place to which the sale was postponed, or the Administrative Agent may further postpone  such sale by announcement made at such time and place.

(b)        Remedies relating to Accounts. During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder,  (i) each Loan Party will promptly upon request of the Administrative Agent instruct all account debtors  to remit all payments in respect of accounts to a mailing location selected by the Administrative Agent  and (ii) the Administrative Agent shall have the right to enforce any Loan Party’s rights against its  customers and account debtors, and the Administrative Agent or its designee may notify any Loan  Party’s customers and account debtors that the accounts of such Loan Party have been assigned to the  Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its  own name or in the name of a Loan Party or both) demand, collect (including without limitation by  way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise  and give acquittance for any and all amounts due or to become due on any account, and, in the  Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and  realize upon the security interest of the holders of the Obligations in the accounts. Each Loan Party acknowledges and agrees that the Proceeds of its accounts remitted to or on behalf of the  Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative  Agent’s own convenience and that such Loan Party shall not have any right, title or interest in such  accounts or in any such other amounts except as expressly provided herein. Neither the Administrative  Agent nor the holders of the Obligations shall have any liability or responsibility to any Loan Party for  acceptance of a check, draft or other order for payment of money bearing the legend “payment in full”  or words of similar import or any other restrictive legend or endorsement or be responsible for  determining the correctness of any remittance. Furthermore, during the continuation of an Event of  Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test  verifications of the accounts in any manner and through any medium that it reasonably considers  advisable, and the Loan Parties shall furnish all such assistance and information as the Administrative  Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s  request and at the expense of the Loan Parties, the Loan Parties shall cause independent public  accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent  reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts and  (iii) the Administrative Agent in its own name or in the name of others may communicate with account  debtors on the accounts to verify with them to the Administrative Agent’s satisfaction the existence,  amount and terms of any accounts.

(c)          Access. In addition to the rights and remedies hereunder, upon the occurrence of  an Event of Default and during the continuance thereof, the Administrative Agent shall have the right  to  enter and remain upon the various premises of the Loan Parties without cost or charge to the  Administrative Agent, and use the same, together with materials, supplies, books and records of the  Loan Parties for the purpose of collecting and liquidating the Collateral, or for preparing for sale and  conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the  Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any  records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)          Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the  holders of the Obligations to exercise any right, remedy or option under this Agreement, any other  Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay  by the Administrative Agent or the holders of the Obligations in exercising the same, shall not operate  as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in  writing, signed by the party against whom such waiver is sought to be enforced and then only to the  extent specifically stated, which in the case of the Administrative Agent or the holders of the  Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the  Administrative Agent, the holders of the Obligations, nor any party acting as attorney for the  Administrative Agent or the holders of the Obligations, shall be liable hereunder for any acts or  omissions or for any error of judgment or mistake of fact or law other than their gross negligence or  willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of  the Obligations under this Agreement shall be cumulative and not exclusive of any other right or  remedy which the Administrative Agent or the holders of the Obligations may have.

~~( )           (a) Assembly~~Retention of Collateral~~; Receiver. Each Loan Party shall, upon the  A~~dmini~~strative Agent’s request, assemble the Collateral and otherwise make it available to the~~. In addition to the rights and remedies hereunder, the Administrative Agent. ~~The A~~dminis~~trative Agent  may have a receiver appointed for all or any portion of a Loan Party’s assets or business which  constitutes~~ may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in ~~order to manage, protect, preserve, sell and otherwise dispose  of all or any portion of the~~  satisfaction of the  Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the  Administrative Agent shall not be  deemed to have retained any  Collateral  in satisfaction of any  Obligations for any reason.

~~(b)         Waiver. To the extent it may lawfully do so, each Loan Party waives and  relinquishes the benefit and advantage of, and covenants not to assert against the A~~dmini~~strative Agent  or any  Lender, any valuation, stay, appraisement, extension, redemption or similar laws now or  hereafter existing which, but for this provision, might  be applicable to the sale of any Collateral made  under the judgment, order or decree of any court or privately under the power of sale conferred by this  Agreement to the A~~dmini~~strative Agent.~~

~~(c)          Foreclosure Sale. All or any part of the Collateral may be sold for cash or other value in any number of lots at public or private sale, and unless the Collateral to be sold threatens to  decline speedily in value or is of a type customarily sold on a recognized market, the A~~dmini~~strative  Agent shall give the Loan Parties not less than 10 days’ prior written notice of the~~ time ~~and place of  any public sale, or the~~ time ~~after which a private sale may be made, which notice each of the Loan Parties and the A~~dminis~~trative Agent agrees to be reasonable. At any sale or sales of Collateral, the  A~~dmini~~strative Agent, the Lenders or any of their assigns may bid for and purchase all or any part of  the property and rights so sold and may use all or any portion of the Obligations owed to the  A~~dmini~~strative Agent or such Lender as payment for the property or rights so purchased.~~

~~(d)          Additional Rights. The A~~dmini~~strative Agent shall have, for the benefit of itself  and the Lenders, in any jurisdiction where enforcement hereof is sought, in addition to all other rights  and remedies that the A~~dminis~~trative Agent may have under applicable law or in equity or under this  Agreement (including, without limitation, all rights set forth in this Section 8.03), all rights and  remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, the  PPSA, or other applicable Law, and, in addition, the following rights and remedies, all of which may  be exercised with or without notice to the Loan Parties and without affecting the Obligations of the  Loan Parties hereunder or under any other Loan Document, or the enforceability of the Liens and  security interests created hereby: (a) to enter any premises where any Collateral may be located for the  purpose of securing, protecting, inventorying, appraising, inspecting, rep~~airin~~g, preserving, storing, preparing, processing, taking possession of or removing the same; (b) to notify obligors on the  Collateral that the Collateral has been assigned to the A~~dminis~~trative Agent and that all payments  thereon are to be made directly and exclusively to the A~~dmini~~strative Agent for the benefit of the  A~~dmini~~strative Agent and the Lenders; (c) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the  Collateral; (d) to cause the Collateral to be registered in the name of the A~~dmini~~strative Agent for the  benefit of the A~~dmini~~strative Agent and the Lenders, as legal owner; (e) to enforce payment and  prosecute any action or proceeding with respect to any or all of the Collateral; (f) to insure, process and  preserve the Collateral; (g) to remove, through lawful means and without disturbing the peace or  damaging the premises, from any premises where the same may be located, the Collateral and any and  all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral; (h) to exercise all other rights, powers, privileges and remedies of an owner  of the Collateral; and (i) to take possession of the Collateral or any part thereof and to collect and  receive the rents, issues, profits, income and proceeds thereof. The A~~dmini~~strative Agent shall further  have the right, for the benefit of itself and the Lenders, to use any of the intellectual property Collateral for the sale of goods, completion of work in process or rendering of services in connection with  enforcing any of the security interests granted to the A~~dmini~~strative Agent by the Loan Parties. Taking  possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate  any act done pursuant to such notice.~~

(f)          Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Obligations  are legally entitled, the Loan Parties shall be jointly and severally liable for the deficiency, together  with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and  disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the  Obligations shall be returned to the Loan Parties or to whomsoever a court of competent jurisdiction  shall determine to be entitled thereto.

SECTION 8.05. Additional Rights of the Administrative Agent in Respect of Collateral.

(a)          Power of Attorney. In addition to other powers of attorney contained herein,  each Loan Party hereby designates and appoints the Administrative Agent, on behalf of the holders of  the Obligations, and each of its designees or agents, as attorney-in-fact of such Loan Party, irrevocably  and with power of substitution, with authority to take any or all of the following actions upon the  occurrence and during the continuance of an Event of Default:

(i)           to demand, collect, settle, compromise, adjust, give discharges and releases, all  as the Administrative Agent may reasonably determine;

(ii)          to commence and prosecute any actions at any court for the purposes of  collecting any Collateral and enforcing any other right in respect thereof

(iii)        to defend, settle or compromise any action brought and, in connection therewith,  give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)        receive, open and dispose of mail addressed to a Loan Party and endorse checks,  notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or  documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such  Loan Party on behalf of and in the name of such Loan Party, or securing, or relating to such Collateral;

(v)          sell, assign, transfer, make any agreement in respect of, or otherwise deal with or  exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as  fully and completely as though the Administrative Agent were the absolute owner thereof for all  purposes;

(vi)        adjust and settle claims under any insurance policy relating thereto;

(vii)       execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements,  instruments and documents that the Administrative Agent may determine necessary in order to perfect  and maintain the security interests and liens granted in this Agreement and in order to fully consummate  all of the transactions contemplated therein;

(viii)      institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix)         to sign and endorse any drafts, assignments, proxies, stock powers, verifications,  notices and other documents relating to the Collateral;

(x)          to exchange any of the Pledged Equity or other property upon any merger,  consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in  connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent,  registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem  appropriate;

(xi)          to vote for a shareholder resolution, or to sign an instrument in writing,  sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or  one or more of the holders of the Obligations or into the name of any transferee to whom the Pledged  Equity or any part thereof may be sold pursuant to this Agreement;

(xii)       to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)      to direct any parties liable for any payment in connection with any of the  Collateral to make payment of any and all monies due and to become due thereunder directly to the  Administrative Agent or as the Administrative Agent shall direct;

(xiv)       to receive payment of and receipt for any and all monies, claims, and other  amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)        do and perform all such other acts and things as the Administrative Agent may  reasonably deem to be necessary, proper or convenient in connection with the Collateral. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the  Obligations arising under the Loan Documents have been paid in full. The Administrative Agent shall be  under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options  expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for  any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or  omission or for any error of judgment or any mistake of fact or law in its individual capacity or its  capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful  misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve  and realize upon its security interest in the Collateral.

(c)          Assignment by the Administrative Agent. The Administrative Agent may from  time to time assign the Obligations to a successor Administrative Agent appointed in accordance  with this Agreement, and such successor shall be entitled to all of the rights and remedies of the  Administrative Agent under this Agreement in relation thereto.

~~SECTION 8.04. Custody of Collateral. Except as provided by applicable law that cannot be waived, the A~~dmini~~strative Agent will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the  custody and physical preservation of any Collateral in its possession.~~

~~SECTION 8.05. Sale of Collateral. Upon consummation of any sale of Collateral~~  hereunder, ~~the A~~dminis~~trative Agent shall have the right to  assign, transfer and deliver to the purchaser  or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the  Collateral so sold absolutely free from any claim or right upon the part of the Loan Parties, and the  Loan Parties hereby waive (to the extent pe~~rmitt~~ed by applicable laws) all rights of redemption, stay  and appraisal which it now has or may at any~~ time ~~in the future have under any rule of law or statute  now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for  future delivery~~, ~~the A~~dmini~~strative Agent shall not be  required to apply any portion of the sale price to  the Obligations until such amount actually is received by the A~~dminis~~trative Agent, and any Collateral  so sold may be retained by the A~~dmini~~strative Agent until the sale price is paid in full by the purchaser  or purchasers thereof.~~

(d)          The Administrative Agent’s Duty of Care. Other than the exercise of reasonable  care to assure the safe custody of the Collateral while being held by the Administrative Agent  hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining  thereto, it being understood and agreed that the Loan Parties shall be responsible for preservation  of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility  for the Collateral upon surrendering it or tendering the surrender of it to the Loan Parties. The  Administrative Agent shall be deemed to have exercised reasonable care in the custody and  preservation of the Collateral in its possession if the Collateral is accorded treatment  substantially equal to that which the Administrative Agent accords its own property, which shall  be no less than the treatment employed by a reasonable and prudent agent in the industry, it being  understood that the Administrative Agent shall not have responsibility for taking any necessary  steps to preserve rights against any parties with respect to any of the Collateral. In the event of a  public or private sale of Collateral pursuant to the terms of this Agreement, the Administrative  Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls,  conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or  not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking  any steps to clean, repair or otherwise prepare the Collateral for sale.

~~SECTION 8.06. Change of Name or Location. Each Loan Party shall not (a) change its name  as it  appears in official filings in the  state of its organization, (b) change its chief executive office or sole  place of business, (~~c~~) change the type of entity that it is, (~~d~~) change its organization identification number  issued by its  state  of organization or its federal employer identification number, or (e) change its state of  organization, in each case, unless it shall have provided the A~~dmini~~strative Agent at least ten (10) days~~’ ~~prior written notice thereof (or such shorter period as may be agreed to by the A~~dmini~~strative Agent in its  reasonable discretion) and taken any action reasonably requested by the A~~dmini~~strative Agent or  otherwise required in connection therewith to continue the perfection following such change of any Liens  in favor of the A~~dminis~~trative Agent in any Collateral.~~

(e)          Liability with Respect to Accounts.Anything herein to the contrary notwithstanding, each of the Loan Parties shall remain liable under each of the accounts to  observe and perform all the conditions and obligations to be observed and performed by it  thereunder, all in accordance with the terms of any agreement giving rise to each such account.  Neither the Administrative Agent nor any holder of the Obligations shall have any obligation or  liability under any account (or any agreement giving rise thereto) by reason of or arising out of  this Agreement or the receipt by the Administrative Agent or any  holder of Obligations of any  payment relating to such account pursuant hereto, nor shall the Administrative Agent or any holder of Obligations be obligated in any manner to perform any of the obligations of a Loan  Party under or pursuant to any account (or any agreement giving rise thereto), to make any  payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or  as to the sufficiency of any performance by any party under any account (or any agreement  giving rise thereto), to present or file any claim, to take any action to enforce any performance or  to collect the payment of any amounts which may have been assigned to it or to which it may be  entitled at any time or times.

(f)          Voting and Payment Rights in Respect of the Pledged Equity.

(i)          So long as no Event of Default shall exist, each Loan Party may  (A) exercise any and all voting and other consensual rights pertaining to the Pledged  Equity of such Loan Party or any part thereof for any purpose not inconsistent with the  terms of this Agreement and (B) receive and retain any and all dividends (other than  stock dividends and other dividends constituting Collateral which are addressed  hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they  are allowed under this Agreement; and

(ii)       During the continuance of an Event of Default, (A) all rights of a Loan  Party to exercise the voting and other consensual rights which it would otherwise be  entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall  thereupon become vested in the Administrative Agent which shall then have the sole  right to exercise such voting and other consensual rights, (B) all rights of a Loan Party to  receive the dividends, principal and interest payments which it would otherwise be  authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such  rights shall thereupon be vested in the Administrative Agent which shall then have the  sole right to receive and hold as Collateral such dividends, principal and interest  payments, and (C) all dividends, principal and interest payments which are received by a  Loan Party contrary to the provisions of clause (ii)(B) above shall be received in trust for  the benefit of the Administrative Agent, shall be segregated from other property or funds  of such Loan Party, and shall be forthwith paid over to the Administrative Agent as  Collateral in the exact form received, to be held by the Administrative Agent as  Collateral and as further collateral security for the Obligations.

(g)         Releases of Collateral.(i) If any Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement, then the  Administrative Agent, at the request and sole expense of such Loan Party, shall promptly execute  and deliver to such Loan Party all releases and other documents, and take such other action,  reasonably necessary for the release of the Liens created hereby or by any other document in  connection herewith on such Collateral. (ii) The Administrative Agent may release any of the  Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other  Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge  or security interest of this Agreement as to any Pledged Equity not expressly released or  substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not  expressly released or substituted.

SECTION 8.06. ~~SECTION 8.07.~~ Guarantee.

(a)          Guarantee.Each ~~of the Guarantors~~Guarantor hereby absolutely and unconditionally, jointly and severally, ~~absolutely and unconditionally~~  guarantees, as primary obligor and ~~not merely as surety, that the Obligations will be performed and paid in full in cash when due and  payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a  guarantee of payment and not of collectability and being absolute and in no way conditional or  contingent. In the event any part of the Obligations shall not have been so paid in full when due and  payable, each of the Guarantors will, immediately upon notice by the A~~dmini~~strative Agent, pay or  cause to be paid to the A~~dmini~~strative Agent~~as a guaranty of payment and performance and not merely  as a guaranty of collection, prompt payment when due, whether at stated maturity, by required  prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all  Obligations (the “Guaranty”; and for each Guarantor, subject to the proviso in this sentence, its  “Guaranteed Obligations”); provided, that, (a) the liability of each Guarantor individually with respect  to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not  render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the  United States or any comparable provisions of any applicable state law or other Applicable Law.  Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such  indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become  unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or  case commenced by or against any debtor under any Debtor Relief Laws . The Administrative Agent’s  books and records showing the amount of suchthe Obligations ~~which are then due and payable and  unpaid. The obligations of the Guarantors hereunder~~shall be admissible in evidence in any action or  proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing  the amount of the Obligations. This Guaranty shall not be affected by the ~~invalidity, unenforceability or  irrecoverability of any~~genuineness, validity, regularity or enforceability of the Obligations ~~as against  the Borrower, any other guarantor thereof or any other Person. For purposes hereof, the Obligations  shall be due and payable when and as the same shall be due and payable under the terms of this  Agreement  or any other Loan Document notwithstanding the fact that the collection or enforcement  thereof may be stayed or enjoined under applicable law.~~or any instrument or agreement evidencing any  Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any  collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise  constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each  Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way  relating to any or all of the foregoing.

~~(d)          Actions by Secured Parties. Any Secured Party may from~~ time ~~to time, without  notice or demand and without affecting the validity or enforceability of the guarantee of the  Obligations by the Guarantors pursuant to Section 8.07(a) above or giving rise to any limitation, impairment or discharge of any Guarantor’s liability hereunder, (a) renew, extend, accelerate or  otherwise change the time, place, manner or terms of payment of the Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or  substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of  the same to the payment of any other obligations, (c) request and accept other guaranties of the  Obligations and take and hold security for the payment of the Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the  Obligations, any other guaranties of the Obligations, or any other obligation of any Person with respect  to the Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Secured Party in respect of the Obligations and direct the order or manner of sale thereof, or exercise  any other right or remedy that the Secured Parties, or any of them, may have against any such security, as the A~~dmini~~strative Agent in its discretion may dete~~rmin~~e consistent with this Agreement and any  other Loan Document, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f)  exercise any other rights available to the Secured Parties, or any of them, under the Loan Documents.~~

~~(c)        No Discharge. The obligations of each of the Guarantors hereunder, including its  guarantee of the Obligations pursuant to Section 8.07(a), above shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full in  cash of the Obligations (other than contingent indemnification obligations to the extent no claim giving ✔ ise thereto has been asserted)), including without limitation the occurrence of any of the following, whether or not such Guarantor shall have had notice or knowledge of any of them: (a) any failure to  assert or enforce or agreement not to assert or enforce, or the stay or enj~~oinin~~g, by order of court, by  operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to  any other guarantee of or security for the payment of the Obligations, (b) any waiver or modification  of, or any consent to departure from, any of the terms or provisions of this Agreement, any of the other  Loan Documents, or any agreement or instrument executed pursuant thereto, or of any other guarantee  or security for the Obligations, (c) the Obligations, or any agreement relating thereto, at any~~ time ~~being  found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received f rom any source to the payment of indebtedness other than the Obligations, even though the Secured P arties, or any of them, might have elected to apply such payment to any part or all of the Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures  any of the Obligations, (f) any defenses, set offs or counterclaims which the Borrower may assert  against any Secured Party in respect of the Obligations, including but not~~ limit~~ed to failure of  consideration, breach of warranty, payment, statute of frauds, statute of~~ lim~~itations, accord and  satisfaction and usury, and (g) any other act or~~ thin~~g or omission, or delay to do any other act or~~ thin~~g, which may or might in any manner or to any extent vary the risk of such Guarantor as an obligor in  respect of the Obligations.~~

~~(d)         Waivers. To the fullest extent pe~~rmitt~~ed by law, each of the Guarantors waives, for  the benefit of the Secured Parties: (a) any right to require the Secured Parties, as a condition of  payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor of  the Obligations or any other Person, (ii) proceed against or exhaust any security held from the  Borrower, any other guarantor of the Obligations or any other Person, (iii) proceed against or have ✔  esort to any balance of any deposit account or credit on the books of any Secured Party in favor of the  Borrower or any other Person, or (iv) pursue any other remedy in the power of the Secured Parties;  (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense  of the Borrower; (c) any defense based upon any statute or rule of law which provides that the  obligation of a surety must be neither larger in amount nor in other respects more burdensome than that  of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the~~  admini~~stration of the Obligations, except behavior that amounts to bad faith; (e) (i) any principles or  provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this  Agreement and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the  benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement h ereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and  any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and  notices of any action or inaction, notices of default under any Loan Document, or any agreement or  instrument related thereto, notices of any renewal, extension or modification of the Obligations or any  agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the  matters referred to in this Section 8.07 and any right to consent to any thereof; and (g) any defenses or  benefits that may be derived from or afforded by law which~~ limit ~~the liability of or exonerate  guarantors or sureties, or which may conflict with the terms of this Section 8.07.~~

(b)         Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the  enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge,  accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof;  (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any  security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the  order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion  may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of  the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking  of, or failure to take, any action which might in any manner or to any extent vary the risks of such  Guarantor under this Guaranty or  which, but for this provision, might  operate as a discharge of such  Guarantor.

(f)          Certain Waivers. Each Guarantor waives (a) any defense arising by reason of  any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause  whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any  other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are  more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of  limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower  or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any  other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to  participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent  permitted by law, any and all other defenses or benefits that may be derived from or afforded by  Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor  expressly waives all setoffs and counterclaims and all presentments, demands for payment or  performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of  dishonor and all other notices or demands of any kind or nature whatsoever with respect to the  Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of  new or additional Obligations.

(g)         Obligations Independent. The obligations of each Guarantor hereunder are those  of primary obligor, and not merely as surety, and are independent of the Obligations and the  obligations of any other guarantor, and a separate action may be brought against each Guarantor to  enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

(h)         Subrogation. No Guarantor shall exercise any right of subrogation, contribution,  indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty  until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid  and performed in full. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

(i)         Termination; Reinstatement. This Guaranty is a continuing and irrevocable  guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all  Obligations have been paid in full (other than contingent indemnification obligations). Notwithstanding  the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if  any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties  exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such  setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside  or required (including pursuant to any settlement entered into by any of the Secured Parties in their  discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding  under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff  had not occurred and whether or not the Secured Parties are in possession of or have released this  Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations  of each Guarantor under this Section 8.06 shall survive termination of this Guaranty.

(j)          Stay of Acceleration. If acceleration of the time for payment of any of the  Obligations is stayed, in connection with any case commenced by or against a Guarantor or the  Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable  by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

(k)          Condition of Borrower. Each Guarantor acknowledges and agrees that it has the  sole responsibility for, and has adequate means of, obtaining from the Borrower and any other  guarantor such information concerning the financial condition, business and operations of the Borrower  and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any  duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any  information relating to the business, operations or financial condition of the Borrower or any other  guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such  information and any defense relating to the failure to provide the same). ( ) Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other  documents and electronic platforms entered into in connection herewith and agrees that (a) the  Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties  as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all  of the terms of any such document and/or authorization executed on its behalf, (b) any notice or  communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed  delivered to each Loan Party and (c) the Administrative Agent or the Lenders may accept, and be  permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower  on behalf of each of the Loan Parties.

(l)          Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the  other Guarantors as permitted under Applicable Law.

ARTICLE IX

The Administrative Agent

SECTION 9.01. Appointment and Authorization of the Administrative Agent. Each of the Lenders hereby irrevocably appoints, designates and authorizes the Administrative Agent to act as the administrative and collateral agent of (and to hold any security interest created by any Loan Document for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, and hereby agrees that all actions in connection with the Collateral and the enforcement or exercise of any remedies in respect of the Obligations shall be taken solely by the Administrative Agent pursuant to this Agreement. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Loan Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 9.02. Actions by the Administrative Agent. The Administrative Agent shall not take any action under this Agreement, including in connection with the Collateral and the enforcement or exercise of any remedies in respect of the Obligations, and shall not be obligated to take any such action, except to the extent expressly specified in a written notice received by the Administrative Agent signed by the Required Lenders; provided, however, that the Administrative Agent may execute releases and other collateral termination documents with respect to assets disposed of by the Loan Parties as permitted by this Agreement. All actions taken by the Administrative Agent in accordance with this Section 9.02, including waiving in writing compliance with any covenant in this Agreement or any other Loan Document, shall be binding upon all Lenders; provided, however, that the foregoing shall not be deemed a waiver of any Lenders rights against any other party hereto with respect to the taking of such action. No provision of this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability or exposure in the performance of any of its duties hereunder or in any other Loan Document or in the exercise of any of its rights or powers hereunder or under any of other Loan Documents unless it is indemnified or, if requested, advanced funds, to its satisfaction and the Administrative Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity or advance of funds satisfactory to it.

SECTION 9.03. Liability of Administrative Agent.

(a)         No Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Loan Documents, or for any failure of any Loan Party or any other party (other than the Administrative Agent) to any Loan Document to perform its obligations hereunder or thereunder. No Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(b)         The Administrative Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

SECTION 9.04. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.

SECTION 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06. Indemnification of the Administrative Agent. To the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so, the Lenders shall indemnify and hold harmless the Administrative Agent and each other Related Person (solely to the extent any such Related Person was performing services on behalf of the Administrative Agent) from and against any and all Indemnified Liabilities incurred by it. The indemnification obligations of the Lenders under this Section shall be several and based on the amount of the Term Loan held by each such Lender. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.06 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender severally agrees to reimburse the Administrative Agent upon demand for its ratable share (based on the amount of the Term Loan held by each such Lender) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Loan Parties, provided that such reimbursement by the Lenders shall not affect the Loan Parties’ continuing reimbursement obligations with respect thereto. Notwithstanding the foregoing provisions of this Section, the indemnity provided by the Lenders in this Section shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent or a Related Person. The undertaking in this Section 9.06 shall survive termination of the Term Loan, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.07. Collateral Matters.The Lenders irrevocably authorize the Administrative Agent, and the Administrative Agent agrees, upon Borrower’s written request to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Term Loan and payment in full of all Obligations, (ii) at the time the property subject to such Lien is transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document and the Loan Party provides a certificate to the Administrative Agent to such effect, or (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release in particular types or items of property. In each case as specified in this Section 9.07, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Loan Party’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents.

SECTION 9.08. Resignation.The Administrative Agent may resign as Administrative Agent at any time upon notice to the Borrower and Lenders. Such resignation shall be effective as of the date specified in such notice. Effective upon such resignation, (i) the Required Lenders may appoint a successor Administrative Agent and (ii) the resigning Administrative Agent shall, subject to the other provisions hereof, take such actions as may reasonably be requested by the Required Lenders (excluding, for this determination of Required Lenders, any principal amount of the Term Loan held by any affiliate of the Administrative Agent) to transfer any Collateral or security registrations or documents in respect thereof to the successor Administrative Agent.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc. In general, except as otherwise set forth in this Section 10.01 or elsewhere in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by a Loan Party shall be effective unless in writing signed by each of the Lenders and the Borrower, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a)          General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address of such party designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered and receipt is acknowledged by the recipient (including by means of a “read-receipt” or similar function).

(b)          Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on the Loan Parties, the Administrative Agent and the Lenders.

(c)          Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties, jointly and severally, shall indemnify each Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs and Expenses. The Loan Parties, jointly and severally, agree (a) to pay or reimburse the Secured Parties for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including all Attorney Costs, and (b) to pay or reimburse the Secured Parties for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the administration and enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs). The agreements in this Section 10.04 shall survive the termination of the Term Loan and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid promptly, and in any event within ten (10) Business Days, following receipt by the Loan Parties of an invoice relating thereto setting forth such expenses in reasonable detail.

SECTION 10.05. Indemnification by the Borrower. The Loan Parties, jointly and severally, shall indemnify and hold harmless the Administrative Agent, the Related Persons, each Lender and their respective Affiliates (other than the Borrower), directors, officers, employees, agents, trustees or advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any use or proposed use of the proceeds from the Term Loan, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final and non-appealable judgment. No Indemnitee will have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Term Loan and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.06. Taxes. The Loan Parties will pay all taxes and fees (including interest and penalties) including, without limitation, all recording and filing fees, issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Loan Documents.

SECTION 10.07. Payments Set Aside. To the extent that any payment by or on behalf of a Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent.

SECTION 10.08. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Required Lenders. A Lender may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrower or any other party.

SECTION 10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.10. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic mail (or other electronic means) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.

SECTION 10.11. Integration.This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

SECTION 10.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect as long as any amount of the Term Loan or any other Obligation (other than Obligations that are not accrued and payable) hereunder shall remain unpaid or unsatisfied.

SECTION 10.13. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.14. GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.15. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.16. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent and the Lenders and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent and each Lender and their respective successors and assigns.

[Signature Pages Omitted]

Schedule 2.01

Lender	Initial Term Loan Commitments	Delayed Draw Term Loan Commitments
MADRYN HEALTH PARTNERS, LP	$828,025.53	$9,620,000.00
MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP	$1,409,881.32	$16,380,000.00
All Lenders	$2,237,906.85	$26,000,000.00